EXHIBIT 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

NIGHTHAWK BIOSCIENCES, INC.,

A DELAWARE CORPORATION

May 3, 2022

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SECOND AMENDED AND RESTATED BYLAWS

OF

NIGHTHAWK BIOSCIENCES, INC.

ARTICLE I

OFFICES

Section 1.1. Principal Office. The principal office of NightHawk Biosciences, Inc. (the “Company”) shall be located in such place as is designated by the Board.

Section 1.2. Registered Office.  The registered office of the Company required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

Section 1.3. Other Offices.  The Company may have offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine or as the affairs of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings.  All meetings of stockholders shall be held at the principal office of the Company or at such other place, either within or without the State of Delaware, as shall be determined by the Board (the “Board”).  The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Section 2.2. Annual Meeting.  If required by applicable law, an annual meeting of stockholders shall be held for the election of Directors at such date and time as may be designated by resolution of the Board from time to time.  Any other proper business may be transacted at the annual meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.3. Special Meetings.  Special meetings of the stockholders may be called at any time by the Board, but such special meetings may not be called by any other person or persons.  No business may be transacted at such special meeting other than the business specified in the notice to stockholders.  The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

Section 2.4. Notice of Stockholders’ Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.5 of these Amended and Restated Bylaws (“Bylaws”) not less than ten (10) or more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws. The notice shall

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specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 2.5. Manner of Giving Notice; Affidavit of Notice.  Subject to any limitations set forth in Section 232(e) of the DGCL, notice of any meeting of stockholders shall be given:

(a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Company’s records; or

(b) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address;

(c) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission; or

(d) if by means of electronic transmission (as defined in Section 8.5 of these Bylaws) other than by electronic mail, as provided in Section 8.5 of these Bylaws.

A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Company.

“Electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Company who is available to assist with accessing such files and information).

“Electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

An affidavit of the Secretary or an Assistant Secretary of the Company or of the transfer agent or any other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6. Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having one-third (1/3) of the voting power of the shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either: (i) the chairperson of the meeting; or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, by majority vote thereof, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.7 of these Bylaws,

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until a quorum is present or represented.  The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.

Section 2.7. Adjourned Meeting; Notice.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8. Conduct of Meetings.

(a) Chairperson of the Meeting.  Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the Chairperson’s absence by the Vice Chairperson of the Board, if any, or in the Vice Chairperson’s absence by the Chief Executive Officer (if one has been duly elected), or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairperson designated by the Board.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules and Procedures. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting.  The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulation or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought

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before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.9. List of Stockholders Entitled to Vote.  The Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Company shall not be required to include the electronic mail address or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the Company’s principal executive office.  In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

Section 2.10. Voting.

(a) Except as may be otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.

(b) At all meetings of stockholders for the election of Directors a plurality of the votes cast shall be sufficient to elect, unless otherwise provided in the Certificate of Incorporation.  All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by   the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

(c) Voting at meetings of stockholders need not be by written ballot.

(d) Shares of its own stock owned by the Company, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote; provided, however, that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

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Section 2.11. Fixing Date for Determination of Stockholders of Record .  In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date:  (i) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action (other than action by consent in writing without a meeting), shall be not more than sixty (60) days prior to such other action.  If no record date is fixed:  (i) the record date for determining stockholders entitled to notice of a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.12. Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 2.13. Stockholder Action by Written Consent Without a Meeting.

(a) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date.  The Board shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.13(a)).  If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Company having custody of the book in which

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proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(b)  In the event of the delivery, in the manner provided by this Section 2.13 and applicable law, to the Company of written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Company in accordance with this Section 2.13 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 2.13(b) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the first date a written consent is received in accordance with this Section 2.13, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in this Section 2.13 and applicable law, and not revoked.

Section 2.14. Notice of Stockholder Business and Nominations.

(A)	Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of the Company and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 2.14 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.14, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting

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(provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.  Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial

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owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The foregoing notice requirements of this paragraph (A) of this Section 2.14 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.  The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of the Company at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.14 and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(B) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.14 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.14. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.14 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Company first makes public announcement of the date of the special meeting at which directors are to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(C) General.  (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.14) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.14; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.14 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.14 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 2.14 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

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ARTICLE III

DIRECTORS

Section 3.1. General Powers.  Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws related to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed by or under the direction of the Board.

Section 3.2. Number, Term and Qualification.

(a) Number of Directors.  Except as otherwise provided in the Certificate of Incorporation, the number of Directors which shall constitute the whole Board shall be determined from time to time by resolution of the Board, provided, that the Board shall consist of at least one member.  No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office otherwise expires.

(b) Term of Office.  Each Director shall hold office until such Director’s death, resignation, retirement, removal, disqualification, or such Director’s successor is elected and qualifies.

(c) Qualification.  Directors need not be residents of the State of Delaware or stockholders of the Company.

Section 3.3. Election of Directors.  Except as provided in the Certificate of Incorporation or in Section 3.5 of these Bylaws and unless Directors are elected by written consent in lieu of an annual meeting, the Directors shall be elected at each annual meeting of stockholders.  Except as provided in the Certificate of Incorporation, those persons who receive the highest number of votes shall be deemed to have been elected.

Section 3.4. Removal; Resignation.

(a) Removal.  Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, or unless otherwise provided in the Certificate of Incorporation, any Director or the entire Board may be removed from office, with or without cause, by a vote of stockholders holding a majority of the voting power of the outstanding shares entitled to vote at an election of Directors.  If a Director is elected solely by the holders of any class or classes of stock or series thereof, only the holders of such class or classes of stock or series thereof shall be entitled to vote to remove that Director if the removal shall be without cause.

(b) Resignation.  Any Director may resign by delivering a resignation in writing or by electronic transmission to the Company.  Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later time or upon the happening of some later event.

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Section 3.5. Vacancies.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may only be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected.

A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office.

Section 3.6. Compensation.  The Board may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

Section 3.7. Committees.

(a) Establishment; Composition of Committees.  The Board may designate one or more committees, each committee to consist of one or more of the Directors of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board.

(b) Powers of Committees.  Any such committee, to the extent provided in the resolution of the Board or these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority to: (i) adopt, amend or repeal any bylaw of the Company; or (ii) approve or adopt, or recommend to the stockholders any action or matter (other than the election of directors) expressly required by the DGCL to be submitted to stockholders for approval.

(c) Meetings and Action of Committees.  Unless otherwise provided by resolution of the Board, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)	Section 4.1 (Place of Meetings; Meetings by Telephone);
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(ii)	Section 4.3 (Regular Meetings);

(iii)	Section 4.4 (Special Meetings);

(iv)	Section 4.5 (Notice of Meetings);

(v)	Section 4.6 (Quorum);

(vi)	Section 4.8 (Board Action by Written Consent Without a Meeting); and

(vii)	Section 9.3 (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 4.1. Place of Meetings; Meetings by Telephone.  The Board may hold meetings, both regular and special, either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.2. Conduct of Business.  Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 4.3. Regular Meetings.  Regular meetings of the Board may be held at such time and place as shall be determined from time to time by the Board.

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Section 4.4. Special Meetings.  Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two Directors.

Section 4.5. Notice of Meetings.

(a) Regular Meetings.  Regular meetings of the Board may be held without notice.

(b) Special Meetings.  Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

in each case, directed to each Director at that Director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting.

Section 4.6. Quorum.  The Directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business at any meeting of the Board.  If a quorum is not present at any meeting of the Board, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.7. Manner of Acting.

(a) Except as otherwise provided in the Certificate of Incorporation, these Bylaws or applicable law, a majority of the votes entitled to be cast by the Directors present at a meeting at which a quorum is present shall be the act of the Board.

(b) A Director of the Company, who is present at a meeting of the Board at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless such Director’s contrary vote is recorded or such Director’s dissent is otherwise entered in the minutes of the meeting or unless he or she shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment

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thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting.  Such right of dissent shall not apply to a Director who voted in favor of such action.

Section 4.8. Board Action By Consent Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission., After an action is taken, the consents shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

ARTICLE V

OFFICERS

Section 5.1. Officers.  The officers of the Company shall be a President and a Secretary.  The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws.  Any number of offices may be held by the same person.

Section 5.2. Appointment; Term.  The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.  Each officer shall hold office until such officer’s death, resignation, retirement, removal, disqualification, or until such officer’s successor is elected and qualifies, unless a different term is specified in the resolution of the Board appointing such officer.

Section 5.3. Subordinate Officers.  The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.4. Removal and Resignation of Officers.

(a) Removal.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b) Resignation.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Company.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

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Section 5.5. Vacancies in Office.  Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in Sections 5.2 and 5.3 of these Bylaws.

Section 5.6. Representation of Shares of Other Corporations.  Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares, securities or interests of any other corporation or entity standing in the name of the Company.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.7. Authority and Duties of Officers.  Except as otherwise provided in these Bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI

CERTIFICATES FOR SHARES AND OTHER TRANSFERS

Section 6.1. Stock Certificates; Partly Paid Shares.  The shares of the Company shall be represented by certificates, provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by any two authorized officers of the Company (which shall include, without limitation, the Chairperson of the Board, the Vice-Chairperson of the Board, the President, any Vice President of the Company, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the Company) representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company.  In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

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Section 6.2. Transfer of Shares.  Transfer of shares shall be made on the stock transfer books of the Company only upon surrender of the certificates (if any) for the shares sought to be transferred by the record holder thereof or by such holder’s duly authorized agent, transferee or legal representative.  All certificates surrendered for transfer shall be canceled before new certificates (if any) for the transferred shares shall be issued.

Section 6.3. Lost Certificates.  The officers of the Company may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction.  When authorizing such issuance of a new certificate, the officers of the Company may require the claimant to give the Company a bond in such sum as it may direct to indemnify the Company against loss from any claim with respect to the certificate claimed to have been lost or destroyed, or otherwise to indemnify the Company against such loss.

Section 6.4. Holder of Record.  The Company may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Company proof of his/her appointment as a fiduciary shall be treated as if he or she were a holder of record of the Company’s shares.

Section 6.5. Treasury Shares.  Treasury shares of the Company shall consist of such shares as have been issued and thereafter acquired but not canceled by the Company.  Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

ARTICLE VII

INDEMNIFICATION AND REIMBURSEMENT

OF DIRECTORS AND OFFICERS

Section 7.1. Indemnification for Expenses and Liabilities.  Any person who: (i) is or was a Director or officer of the Company; (ii) while serving as a Director or officer of the Company, is or was serving at the request of the Company as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise; or (iii) while serving as a Director or officer of the Company, is or was serving at the request of the Company as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company to the fullest extent permitted by the DGCL against all Liability (as defined) and Expenses (as defined) in any Proceeding (as defined) (including without limitation a Proceeding brought by or on behalf of the Company) or in connection with being a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding arising out of his or her status as such or activities in any of the foregoing capacities; provided, however, that, except for Proceedings to enforce rights to indemnification and advanced payment of Expenses, the Company shall provide indemnification in connection with a Proceeding (or part thereof) initiated by any person described above only if such Proceeding (or part thereof) was authorized by the Board of Directors.

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The Board shall take all such action as may be necessary and appropriate to authorize the Company to pay the indemnification required by this Article VII, including, without limitation, to the extent required, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

Any person who at any time serves or has served in any of the aforesaid capacities set forth in clauses (i)-(iii) of the first paragraph of this Section 7.1 for or on behalf of the Company shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein.  Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification.  The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

The rights granted herein shall, to the fullest extent permitted by law, not be limited by the provisions contained in Section 145 of the DGCL or any successor to such statute.

Section 7.2. Advance Payment of Expenses.  The Company shall (upon receipt of an undertaking by or on behalf of a present or former Director or officer to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company against such Expenses) pay Expenses incurred by such present or former Director or officer defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

Section 7.3. Insurance.  The Company shall have the power to purchase and maintain insurance (on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability.

Section 7.4. Definitions.  The following terms as used in this Article shall have the following meanings.  “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal.  “Expenses” means expenses of every kind, including counsel fees.  “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein.  “Director,” “officer,” “employee” and “agent” include the estate or personal representative of a Director, officer, employee or agent.  “Company” shall include any domestic or foreign successor of this Company in a merger or other transaction in which the Company’s existence ceased upon consummation of the transaction.

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ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Dividends.  The Board, subject to any restrictions contained in either: (i) the DGCL; or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

Section 8.2. Seal.  The corporate seal shall be in such form as may be approved from time to time by the Board.  Such seal may be an impression or stamp and may be used by the officers of the Company by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.  In addition to any form of seal adopted by the Board, the officers of the Company may use as the corporate seal a seal in the form of a circle containing the name of the Company and the state of its incorporation (or an abbreviation thereof) on the circumference and the word “Seal” in the center.

Section 8.3. Waiver of Notice.  Whenever notice is required to be given to any stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.4. Fiscal Year.  The fiscal year of the Company shall be determined by the Board.

Section 8.5. Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, and subject to any limitations set forth in Section 232(e) of the DGCL, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission (other than electronic mail which is governed by Section 2.5) consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Company. Notwithstanding the foregoing notice may not be given by an electronic transmission (including electronic mail) from and after the time that:

(i) the Company is unable to deliver by such electronic transmission two consecutive notices given by the Company; and

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(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to discover such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the stockholder.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.6. Amendments.  Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted (i) by the affirmative vote of the holders of a majority of the voting power of the Company, or (ii) if the Certificate of Incorporation so permits, by the Directors.

Section 8.7. All terms used in these Bylaws shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

Section 8.8. Document Priority.  In the event of a conflict between the terms and conditions of these Bylaws and the terms and conditions of the Certificate of Incorporation, the Certificate of Incorporation shall control.

Section 8.9. Forum Selection Bylaw.  Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 8.9.  This Section 8.9 will not apply to claims arising under the Securities Act of 1933, as amended, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

[Remainder of Page Intentionally Left Blank]

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THIS IS TO CERTIFY that the above Bylaws were duly adopted by the Board, effective as of the date first set forth above.

/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chairman and Chief Executive Officer